Exhibit 99.1

PRESS RELEASE

Synthesis Energy Systems Launches Third Party Licensing Business
Executes Revised License Agreement with the Gas Technology Institute
HOUSTON, Texas, November 12, 2009 — Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX), a global energy and gasification technology company, announced today that it has executed a revised license agreement with the Gas Technology Institute (“GTI”) for its U-GAS® technology rights.
Under the revised agreement, SES maintains its exclusive world-wide rights to the U-GAS® technology for all types of coals and coal/biomass mixtures with coal content exceeding 60%, and non-exclusive rights to biomass and coal/biomass blends exceeding 40% biomass. The revised agreement expands the rights and further defines the terms for SES to sub-license U-GAS® to third parties for coal, coal and biomass mixtures, or 100% biomass projects.
With the reliable operations of SES’ 95%-owned Hai Hua plant in China this year, and its success gasifying difficult fuels such as high-ash coal washing wastes, a high ash sub-bituminous coal and most recently a lignite coal, SES is seeing significant interest from companies in the U.S., China, India and Australia for licenses to use the technology for both biomass and coal applications. Under the previous agreement with GTI, SES had limited rights to sublicense U-GAS® to independent third parties. The revised agreement enables SES to move forward quickly with establishing a licensing business. As part of its third-party licensing business SES also plans to provide key technology components and engineering services.
Robert Rigdon, SES’ President and CEO, said, “This is an important step for our company as it allows us to build on our operational experience with U-GAS® to more rapidly commercialize the technology and provide additional revenue for the company through royalties, component sales and services. GTI has been a great partner and over the last three decades has developed the U-GAS® technology into a robust platform for coal and biomass. Together with our U-GAS® technology engineering and plant operations experience, we believe we can establish and grow our licensing business based on the proven U-GAS® platform. We have already seen significant interest from established industry players and are working towards meaningful revenue growth over the next two to three years resulting from our licensing business.”
Quinton Ford, GTI’s Director of Commercialization, said, “We are pleased to have entered into this expanded business relationship with SES that holds promise to bring the technology to a broader audience as well as benefiting both organizations financially. GTI is in the business of inventing and developing innovative energy technologies and has a long history of successful licensing to companies that are well-positioned to commercialize its technologies, as SES is with U-GAS®.”

About Synthesis Energy Systems, Inc.
SES is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia. The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that SES expects or anticipates will or may occur in the future, including such things as business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of the business and operations, plant expansion and growth of the quantity of methanol production, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by SES in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our early stage of development, our estimate of the sufficiency of existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, our ability to reduce operating costs, the limited history and viability of our technology, the impact of regulatory changes in China and elsewhere on our business, the effect of the current international financial crisis on our business, commodity prices and the availability and terms of financing opportunities, our results of operations in foreign countries and our ability to diversify, our ability to maintain production from our first plant in the Hai Hua joint venture project, approvals and permits for our Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, and the sufficiency of internal controls and procedures. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct. SES has no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe
Vice President of Investor Relations
(713) 579-0600
Ann.tanabe@synthesisenergy.com
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Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610